UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 23, 2008


                              IMMERSION CORPORATION
             (Exact name of registrant as specified in its charter)

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       Delaware                       000-27969                 94-3180138
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
   of incorporation)                                        Identification No.)


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                                  801 Fox Lane
                           San Jose, California 95131
               (Address of principal executive offices) (Zip Code)


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       Registrant's telephone number, including area code: (408) 467-1900


                                 Not Applicable
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02     Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (e) On May 23, 2008, Immersion entered into an executive incentive plan for fiscal 2008 (the "Bonus Plan") with Richard Vogel, Senior Vice President and General Manager, Immersion Medical. The Bonus Plan is intended to focus Mr. Vogel on Immersion's revenue, operating profit and gross margin goals and other business objectives, and to reward achievement of those goals.

     Mr. Vogel's Bonus Plan provides for a target bonus amount of $144,472, and a maximum bonus amount of $290,388.

     The Bonus Plan provides for a discretionary multiplier ranging from 0.80 to 1.20, based on overall performance. Immersion's Chief Executive Officer will determine the discretionary multiplier for Mr. Vogel.

     The actual bonus amount for Mr. Vogel is determined through measurements of both Immersion's corporate performance and Mr. Vogel's individual performance. Fifteen percent (15%) of the bonus is determined by a matrix of varying levels of GAAP adjusted revenue and GAAP adjusted operating profit (loss) that are achieved by Immersion in fiscal 2008; fifteen percent (15%) of the bonus is determined by achievement of a number of corporate initiatives, including the consummation of a strategic transaction that increases revenue and/or operating income within certain specified parameters, the implementation of an enterprise resource planning system, increasing the percentage of Immersion's total revenue that is derived from international sources and increasing the number of non-financial or administrative press releases issued by Immersion in 2008; fifty-two and a half percent (52.5%) of the bonus is determined by a matrix of varying levels of GAAP adjusted revenue and GAAP adjusted operating profit
(loss) that are achieved by the Immersion Medical business unit in fiscal 2008; and the remaining seventeen and a half percent (17.5%) of the bonus is determined by achievement of a number of individual business unit initiatives, including the expansion of Immersion Medical's international team, increasing Immersion Medical's international revenues, supporting Immersion's patent enforcement activities and launching certain new products within specified timeframes.

     Payment of the cash bonus pursuant to the Bonus Plan is subject to Mr. Vogel's continued employment through the payment date, which is expected to occur on the next payroll period after the later of: (a) 45 days after the end of the fiscal year; (b) the date on which Immersion's income statement for fiscal 2008 has been finalized, or (c) the date on which Immersion's earnings for fiscal 2008 have been publicly disclosed. If Mr. Vogel resigns from his employment prior to the payment date, or his employment is terminated prior to the payment date, he will not earn any payment under the Bonus Plan.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                IMMERSION CORPORATION


Date: May 23, 2008              By: /s/ Stephen M. Ambler
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                                    Stephen M. Ambler
                                    Chief Financial Officer and Vice President,
                                    Finance